                                                                    EXHIBIT 12.1
CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)

                                                               4/28/93      1/1/93
                                                               THROUGH     THROUGH
                                            1995       1994    12/31/93    4/27/93      1992
                                          -------    -------    -------    -------    -------
Earnings:
   Earnings (Loss) Before Income Taxes,
      Minority Interest and
      Extraordinary Items                 $   310    $  (651)   $   (52)   $  (977)   $  (125)
   Plus:
      Interest Expense(a)                     213        241        165         52        153
      Capitalized Interest                     (6)       (17)        (8)        (2)        (6)
      Amort of Capitalized Interest             2          1          0          0          0
      Portion of Rent Expense
         Representative of Interest
         Expense(a)                           360        337        216        117        324
                                          -------    -------    -------    -------    -------
   Adjusted Earnings(Loss)                    879        (89)       321       (810)       346
                                          -------    -------    -------    -------    -------



   Fixed Charges:



       Interest Expense(a)                    213        241        165         52        153
       Portion of Rent Expense
          Representative of Interest
          Expense(a)                          360        337        216        117        324
                                          -------    -------    -------    -------    -------
   Total Fixed Charges                        573        578        381        169        477
                                          -------    -------    -------    -------    -------

   Coverage Adequacy (Deficiency)         $   306    $   667    $    60    $  (979)   $  (131)
                                          =======    =======    =======    =======    =======

   Coverage Ratio                            1.53        n/a        n/a        n/a        n/a
                                          =======    =======    =======    =======    =======

CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)


                                         Twelve Months  Three Months   Three Months
                                            Ending         Ending         Ending
                                           12/31/96        3/31/97        3/31/96
                                          -----------    -----------    -----------
Earnings:
   Earnings (Loss) Before Income Taxes,
      Minority Interest and
      Extraordinary Items                 $       428    $       124    $        95
   Plus:
      Interest Expense                            165             42             47
      Capitalized Interest(a)                      (5)            (6)            (1)
      Amort of Capitalized Interest                 3              1              1
      Portion of Rent Expense
         Representative of Interest
         Expense                                  359             94             89
                                          -----------    -----------    -----------
   Adjusted Earnings (Loss)                       950            255            231
                                          -----------    -----------    -----------



   Fixed Charges:



       Interest Expense                           165             42             47
       Portion of Rent Expense
          Representative of Interest
          Expense                                 359             94             89
                                          -----------    -----------    -----------
   Total Fixed Charges                            524            136            138
                                          -----------    -----------    -----------

   Coverage Adequacy (Deficiency)         $       426    $       119    $        95
                                          ===========    ===========    ===========

   Coverage Ratio                                1.81           1.88           1.70
                                          ===========    ===========    ===========